Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC X Calibur, Inc. (the “Registrant”) on Form 10-Q for the quarter ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Travis T. Jenson, President and Director, and Jason Jenson, Secretary/Treasurer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	April 26, 2013	By:	/s/Travis T. Jenson
Travis T. Jenson
President and Director
TC X Calibur, Inc.

Date:	April 26, 2013	By:	/s/Jason. Jenson
Jason Jenson
Secretary/Treasurer and Director
TC X Calibur, Inc.